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                                                    Exhibit 5
                                                    CECo Holding Company
                                                    Form S-4
                                                    File No. 33-


                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

Los Angeles               One First National Plaza                London
   ----                   Chicago, Illinois 60603                  ----
 New York                Telephone  312:  853-7000               Singapore
   ----                       Telex  25-4364                       ----
Washington, D.C.         Facsimile  312:  853-7036                 Tokyo

                                  Founded 1866

(312) 853-2227


                                January 31, 1994


CECo Holding Company
10 South Dearborn Street
P.O. Box 767
Chicago, Illinois 60690-0767

          Re:  215,770,000 Shares of Common Stock,
               without par value
               -----------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by CECo Holding Company, an Illinois corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 215,770,000 shares of Common Stock, without par value (the "New Shares"), of the Company.

          We are familiar with the proceedings to date with respect to the proposed issuance, sale and delivery of the New Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed herein.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. The New Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors shall have duly adopted final resolutions authorizing the issuance, sale and delivery of the New Shares as contemplated by the Registration Statement; (iii) in the case of the New Shares issuable pursuant to the sale of such shares under the Employe Savings and Investment Plan and Employe Stock Purchase Plan (the "Stock Purchase Plan") of Commonwealth Edison Company, an Illinois corporation ("Edison"), post-effective amendments to the Registration Statement on Form S-8 shall have been filed with the Commission and become effective under the Securities Act and all other conditions and requirements applicable to the delivery of such New Shares upon such sale in accordance with the governing instruments shall have been duly satisfied; (iv) in the case of
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CECo Holding Company
January 31, 1994
Page 2

the New Shares issuable pursuant to the sale of such shares under the Stock Purchase Plan, certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor; and (v) the merger of CECo Merging Corporation, an Illinois corporation, with and into Edison described in the Registration Statement shall have become effective as described therein.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                 Very truly yours,



                                 SIDLEY & AUSTIN